EXHIBIT 23.l
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 21, 1994 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 1994 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen & Company

Arthur Andersen & Company



Houston, Texas
June 29, 1994